As filed with the Securities and Exchange Commission on July __, 1997
                                                   Registration Number 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             EQUALNET HOLDING CORP.
             (Exact name of Registrant as specified in its charter)

                                 ---------------

                 Texas                             76-0457803
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)

                           1250 Wood Branch Park Drive
                              Houston, Texas 77079
                                  281/529-4600
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                Michael L. Hlinak
                           1250 Wood Branch Park Drive
                              Houston, Texas 77079
                                  281/529-4600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                               Robert F. Gray, Jr.
                           Fulbright & Jaworski L.L.P.
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                 (713) 651-5151

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================
                               Amount         Proposed        Proposed        Amount of
 Title of each class of         to be         maximum         maximum       registration
securities to be registered  registered    offering price    aggregate          fee
                                            per share(1)   offering price(1)
---------------------------------------------------------------------------------------
Common Stock, par value $.01  508,968        $1-11/16        $858,884          $261
       per share
=======================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock as reported by The Nasdaq Market on July 18, 1997.

                                 ---------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS

                                 508,968 SHARES

                             EQUALNET HOLDING CORP.

                                  COMMON STOCK

                                 ---------------

           The common stock, par value $.01 per share (the "Common Stock"), of EqualNet Holding Corp., a Texas corporation ("EqualNet" or the "Company"), is included in The Nasdaq National Market under the symbol "ENET", and the last sales price of the Common Stock as reported by The Nasdaq Stock Market on July 18, 1997, was $1-11/16.

                                 ---------------

          THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.

                                 ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

          The 508,968 shares of Common Stock offered hereby are being offered for the account of certain shareholders of the Company named under the heading "Selling Shareholder". The Company will receive no portion of the proceeds of the sale of the shares of Common Stock offered hereby and will bear certain of the expenses incident to registration.

          Sales of shares of Common Stock by the Selling Shareholder may be made from time to time in the over-the-counter market, on any stock exchange on which the Common Stock may be listed at the time of sale, in private transactions or pursuant to underwriting agreements at prices related to prices then prevailing involving payment of customary commissions or discounts. See "Plan of Distribution".

JULY __, 1997

                             ADDITIONAL INFORMATION

      EqualNet has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (herein, together with all amendments, exhibits and financial statement schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, which may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. The Registration Statement may also be viewed through the Commission's Web site at http:\\www.sec.gov. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

      The Company furnishes holders of Common Stock annual reports containing financial statements audited by its independent auditors in accordance with generally accepted accounting principles following the end of each fiscal year. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. The Commission also maintains a World Wide Web site on the Internet at http://www.sec.gov. which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information concerning the Company can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents have been filed by the Company with the Commission pursuant to the Exchange Act and are incorporated herein by reference:

            (i) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed with the Commission on October 15, 1996, as amended by Amendment No. 1 to Form 10-K on Form 10-K/A, filed with the Commission on November 1, 1996;

            (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996, filed with the Commission on November 14, 1996;

            (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996, filed with the Commission on February 14, 1997;

            (iv) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed with the Commission on May 15, 1997;

            (v) the description of the Common Stock, contained in a registration statement on Form 8-A filed with the Commission on February 2, 1995 (Registration No. 1-5725), including any amendment or report filed with the Commission for the purpose of updating such description;

            (vi) the Company's Current Report on Form 8-K dated September 30, 1996, filed with the Commission on September 30, 1996;

            (vii) the Company's Current Report on Form 8-K dated July 1, 1997, filed with the Commission on July 10, 1997; and

            (vii) the Company's Current Report on Form 8-K dated July 7, 1997, filed with the Commission on July 22, 1997.

      All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to Investor Relations, EqualNet Holding Corp., 1250 Wood Branch Park Drive, Houston, Texas 77079, telephone number 281/529-4600.

                               PROSPECTUS SUMMARY

                                   THE COMPANY

      EqualNet Holding Corp. ("EqualNet" or the "Company") is a long-distance telephone company that provides services to customers nationwide. The Company currently uses AT&T Corp. ("AT&T") and Sprint Communications Company, L.P. ("Sprint") to provide transmission of its customers' traffic. EqualNet markets its services primarily to small business customers with monthly long-distance bills less than $1,000. The current monthly long-distance bill for an average EqualNet customer is approximately $50.

      The Company's principal executive offices are located at 1250 Wood Branch Park Drive, Houston, Texas 77079, and its telephone number is 281/529-4600.

                                  THE OFFERING

Securities Offered................  508,968 shares of Common Stock.

Use of Proceeds...................  The Company will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Shareholder hereunder.

Nasdaq ...........................  The shares of Common Stock are included in the Nasdaq National Market under the symbol
                                    "ENET".

      See "Description of Capital Stock--Common Stock" for a more complete description of the Common Stock.

                                  RISK FACTORS

      The Common Stock offered by this Prospectus involves a high degree of risk. For a discussion of certain matters that should be considered by prospective purchasers of the Common Stock offered hereby, see "Risk Factors".

                                  RISK FACTORS

       AN INVESTMENT IN THE COMMON STOCK BEING OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONCERNING THE COMPANY AND ITS BUSINESS CONTAINED IN AND INCORPORATED INTO THIS PROSPECTUS, BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD- LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

NO ASSURANCE OF ADDITIONAL NECESSARY CAPITAL

       The Company continues to pursue financing of between $1.0 million and $3.0 million in debt or equity. If the proposed business combination between the Company and Cherry Communications Inc. ("Cherry"), as described in the Company's Current Report on Form 8-K filed with the Commission July 10, 1997, is consummated, the Company intends to seek these additional funds as part of a larger refinancing for the combined company. If the proposed business combination is not consummated, or if the Company is unable to obtain funds sufficient to meet its liquidity needs, it will be necessary to seek an alliance with a strategic partner other than Cherry or, in the event no such strategic alliance is accomplished, the Company may be required to seek protection under United States bankruptcy laws.

ATTRITION RATES

       In the event that the Company experiences attrition rates in excess of those anticipated either as a result of increased provisioning times by its underlying carrier, the purchase of poorly performing traffic, or the inability to properly manage the existing customer base, additional charges that affect earnings may be incurred.

DEPENDENCE ON INDEPENDENT MARKETING AGENTS

       The Company has a small internal sales force and obtains a significant majority of its new customers from independent marketing agents ("Agents"). The Company's near-term ability to expand its business depends upon whether it can continue to maintain favorable relationships with existing Agents and recruit and establish new relationships with additional Agents. No assurances can be made as to the willingness of the existing Agents to continue to provide new orders to the Company or as to the Company's ability to attract and establish relationships with new Agents.

DEPENDENCE ON AT&T AND OTHER FACILITIES-BASED CARRIERS

       The Company does not own transmission facilities and currently depends primarily upon AT&T and, to a lesser extent, upon Sprint, through its arrangement with The Furst Group, Inc. ("Furst") to provide the telecommunications services that it resells to its customers and the detailed information upon which it bases its customer billings. The Company's near-term ability to expand its business depends upon whether it can continue to maintain favorable relationships with AT&T and Furst. Although the Company believes that its relations with AT&T and Furst are good and should remain so with continued compliance with contract and payment terms, the termination of the Company's current agreements with either AT&T or Furst or the loss of the telecommunications services that the Company receives from AT&T or through Furst could have a material adverse effect on the Company's results of operations and financial condition.

CARRIER COMMITMENTS

       The Company has significant commitments with its primary carrier to resell long distance services. The Company's contract with its carrier contains clauses that could materially and adversely impact the Company should the Company incur a shortfall in meeting its commitments. Although the Company has from time to time failed to meet its commitment levels under a particular contract and in each case been able to negotiate a settlement with the carrier which resulted in no penalty being incurred by the Company, there can be no assurances that the Company will be able to reach similar favorable settlements with the carrier in the event that the Company should continue to fail to meet its commitment.

       In recent years, AT&T, MCI Communications Corporation ("MCI") and Sprint have consistently followed one another in pricing their long distance products. If MCI and Sprint were to lower their rates for long distance service and AT&T did not adopt a similar price reduction, adverse customer reaction could affect the Company's ability to meet its commitments under the AT&T contract, which could have a material adverse affect on the Company's financial position and results of operations.

RELATIONSHIPS WITH STATE REGULATORY AGENCIES

       The Company's intrastate long distance telecommunications operations are subject to various state laws and regulations, including prior certification, notification or registration requirements. The Company must generally obtain and maintain certificates of public convenience and necessity from regulatory authorities in most states in which it offers service. The Company is presently responding to consumer protection inquiries from eleven states. Management believes these inquiries will be resolved satisfactorily, although settlement offers may be made or accepted in instances in which it is determined to be cost effective. Assessment of significant monetary sanctions and the refusal by the regulatory agencies to allow the sanctions to be deferred for a period of time could have a material adverse effect on the Company's cash flow and liquidity. Failure to resolve inquiries satisfactorily or reach a settlement with the regulatory agencies could, in the extreme, result in the inability of the Company to provide long distance service in the jurisdiction requiring regulatory certification. Any failure to maintain proper certification in jurisdictions in which the Company provides a significant amount of intrastate long distance service could have a material adverse effect on the Company's business.

DEFERRED INCOME TAXES

       The Company had deferred tax assets totaling $3.0 million at March 31, 1997. Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", allows for the recognition of deferred tax assets by considering, among other things, the ability of the Company to generate future taxable income. A valuation allowance is required to reduce tax assets to their expected realizability if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Statement 109 explicitly provides that reaching a conclusion that a valuation allowance is not required is difficult when there is negative evidence such as cumulative losses in recent years. It is anticipated that the Company will be in a cumulative loss position at June 30, 1997. Accordingly, sufficient positive evidence of the ability to generate future taxable income will be required to counteract negative evidence, the cumulative losses, in order to support a conclusion that a valuation allowance for the full amount of the recorded deferred tax assets is not required. It is probable that the Company will not be in a position to provide sufficient positive evidence to avoid recording a valuation allowance for the full amount of the deferred tax assets. The recording of a $3.0 million valuation allowance, while a non-cash impact, would have a material adverse effect on recorded operating results of the Company.

VOLATILITY OF SECURITIES PRICES

       Historically, the market price of the Common Stock has been highly volatile. During the last two quarters of fiscal 1996 and throughout fiscal 1997, the closing market price for the Common Stock as reported by The Nasdaq Stock Market has ranged from a high of $10 per share to a low of $5/8 per share. There can be no assurance that the market price of the Common Stock will remain at any level for any period of time or that it will increase or decrease to any level. Changes in the market price of the Common Stock may bear no relation to EqualNet's actual operational or financial results.

COMPETITION

       Competition in the long-distance telephone industry is based upon pricing, customer service, network quality and value-added services. The prices at which a reseller such as the Company can obtain long-distance telecommunications services depend almost entirely upon the amount of traffic it can commit to the underlying carrier. Failure to meet these traffic commitments, however, can result in substantial penalties being assessed against the reseller under its contract with the underlying carrier. See "-Carrier Commitments". The relationship between resellers, such as the Company, and the major underlying carriers is predicated primarily upon the pricing strategy of the underlying carriers. There is significant competition in the long-distance telephone industry, and there can be no assurance that the Company will be able to compete successfully for sufficient volumes of customer traffic to achieve or maintain profitability.

POSSIBLE ANTI-TAKEOVER EFFECTS

       EqualNet's Restated Articles of Incorporation, as amended and corrected (the "Articles of Incorporation"), and Bylaws (the "Bylaws") include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers and other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, super-majority voting requirements for the approval of certain business combinations, the denial of cumulative voting and limitation of the persons who may call a special meeting of the shareholders. See "Description of Capital Stock--Common Stock".

                               SELLING SHAREHOLDER

           Of the 508,968 shares of Common Stock offered hereby, all 508,968 shares were issued on July 1, 1997 pursuant to the Subscription Agreement, dated July 1, 1997, between the Company and Lexus Commercial Enterprises, Ltd (the "Subscription Agreement"). The Registration Statement of which this Prospectus forms a part has been filed by the Company to fulfill obligations of the Company under the Subscription Agreement. The following table sets forth the name of the Selling Shareholder, together with the number of shares of Common Stock of the Company that may be offered and sold hereby.



                        BENEFICIAL OWNERSHIP               BENEFICIAL OWNERSHIP
                          PRIOR TO OFFERING               SUBSEQUENT TO OFFERING
                          -----------------                 -----------------
                                                NUMBER OF
                                                 SHARES
NAME                       SHARES   PERCENT    TO BE SOLD    SHARES   PERCENT
-----------------------   -------   -------    ----------   -------   -------
Lexus Commercial ......   508,968       7.6%      508,968      --        --
Enterprises, Ltd. .....

                                 USE OF PROCEEDS

           The Company will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Shareholder hereunder.

                           DESCRIPTION OF COMMON STOCK

       The following summary of certain provisions of the capital stock of EqualNet does not purport to be complete and is subject to and qualified in its entirety by the Articles of Incorporation and the Bylaws, which are included as exhibits to the registration statement of which this Prospectus forms a part, and by the provisions of applicable law.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

       EqualNet is authorized by the Articles of Incorporation to issue 20,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). At the date of this Prospectus, 6,660,968 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock were outstanding. In addition, there are an aggregate of approximately 2,650,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and options, and under director and employee benefit plans.

       The holders of the Common Stock are entitled to one vote per share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Such holders are not entitled to vote cumulatively for the election of directors. Holders of Common Stock have no redemption, conversion, preemptive or other subscription rights. Each share of Common Stock entitles the holder thereof to one vote at all meetings of the shareholders of EqualNet. The affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote is required under the Articles of Incorporation to (i) approve a merger, similar reorganization or certain other transactions involving EqualNet if the other party already owns or controls 5% of the outstanding Common Stock and the Board of Directors of EqualNet has not approved the transaction or certain "best price" conditions have not been satisfied (in which case, the transaction must also be approved by holders of two-thirds of the voting power of the outstanding voting stock, excluding shares held by such 5% shareholder); (ii) amend the foregoing and certain other provisions of the Articles of Incorporation; (iii) amend the Bylaws; and (iv) remove a director, which removal may be only for cause. The holders of the Common Stock are not permitted to act by written consent. The Bylaws provide that special meetings of shareholders may be called only by the Board of Directors. The Common Stock is listed on the Nasdaq National Market under the symbol "ENET".

       In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote is required to (i) amend the remaining provisions of the Articles of Incorporation; (ii) approve a merger, similar reorganization or certain other transactions involving EqualNet (except that such vote shall not be required for the merger of any other corporation into the Company if Texas law does not otherwise require the vote of shareholders of the Company as a condition to such a merger); and (iii) dissolve the Company.

       In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all of the assets of the Company remaining, if any, after satisfaction of the debts and liabilities of the Company and the preferential rights of the holders of the Preferred Stock, if any, then outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, upon payment therefor as contemplated herein, validly issued, fully paid and nonassessable.

CERTAIN ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND TEXAS LAW

       The Articles of Incorporation and Bylaws contain certain provisions that could make more difficult the acquisition of the Company by means of a tender or exchange offer, a proxy contest or otherwise. The description of such provisions set forth below is intended only as a summary and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws, each of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. See "Risk Factors--Possible Anti-Takeover Effects".

       PREFERRED STOCK. The Articles of Incorporation authorizes the Board of Directors to establish one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series. The Company believes that the ability of the Board of Directors to issue one or more series of Preferred Stock will provide the Company with flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs that may arise. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company's shareholders, unless such action is required by the Articles of Incorporation, applicable laws or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

       Although the Board of Directors has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its shareholders. The Board of Directors, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be otherwise able to change the composition of the Board of Directors, including a tender or exchange offer or other transaction that some, or a majority, of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then current market price of such stock.

       SPECIAL MEETING OF SHAREHOLDERS. The Bylaws provide that special meetings of shareholders may be called only by the Board of Directors. Such provisions, together with the other anti-takeover provisions described herein, also could have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to obtain control of the Company.

       CLASSIFIED BOARD OF DIRECTORS. The Articles of Incorporation provide that the Board of Directors shall be divided into three classes, the members of which will serve staggered three-year terms. The Company believes that a classified board of directors could help to assure the continuity and stability of the Board's and the Company's business strategies and policies as determined by the Board of Directors. The classified board provision could have the effect of making the removal of incumbent directors more time-consuming and, therefore, discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. Thus, the classified board provision could increase the likelihood that incumbent directors would retain their positions.

LIMITATION ON DIRECTORS' LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Articles of Incorporation provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper benefit or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Company is required to indemnify any present or former director who was, is or is threatened to be made a named defendant or respondent in a proceeding because he or she is or was a director to the full extent permitted by Texas law.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

       The 508,968 shares of Common Stock offered pursuant to this Prospectus are being offered for the account of the Selling Shareholder.

       Sales of the shares of Common Stock by the Selling Shareholder may be made from time to time in the over-the-counter market, on any stock exchange on which the Common Stock may be listed at the time of sale or in private transactions at prices then prevailing. The shares of Common Stock offered hereby may be sold by any one or more of the following methods: (i) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal; (iii) ordinary brokerage transactions in which the broker solicits purchasers; and (iv) privately negotiated transactions. The Selling Shareholder and any broker-dealers that participate in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profit on the sale of shares of Common Stock by it and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions. The shares of Common Stock also may be sold pursuant to Rule 144 of the Securities Act to the extent such sales may be made in compliance with the requirements of Rule 144.

       At the time a particular offering of the Common Stock is made hereunder, to the extent required by law, a Prospectus supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price, the name or names of any dealers or agents, the purchase price paid for the Common Stock purchased from the Selling Shareholder and any items constituting compensation from the Selling Shareholder.

       On July 18, 1997, the last sales price of the Common Stock, as reported by The Nasdaq Stock Market was $1-11/16 per share.

                                  LEGAL MATTERS

       Certain legal matters with respect to the Common Stock were passed upon for the Company by Fulbright & Jaworski L.L.P., Houston, Texas, counsel to the Company.

                                     EXPERTS

       The consolidated financial statements of EqualNet Holding Corp. appearing in EqualNet Holding Corp.'s Annual Report (Form 10-K) for the year ended June 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ---------------

                                TABLE OF CONTENTS

                                                                            PAGE

Additional Information ....................................................   2
Incorporation of Certain Information By Reference .........................   2
Prospectus Summary ........................................................   4
Risk Factors ..............................................................   5
Selling Shareholder .......................................................   7
Use of Proceeds ...........................................................   7
Description of Common Stock ...............................................   8
Plan of Distribution ......................................................  10
Legal Matters .............................................................  10
Experts ...................................................................  10

================================================================================
================================================================================

                                508,968 SHARES

                            EQUALNET HOLDING CORP.

                                 COMMON STOCK

                                  PROSPECTUS

                                 JULY __, 1997

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses solely in connection with the proposed sale of the 508,968 shares of Common Stock offered by the Selling Shareholder hereby are:



Securities and Exchange Commission Registration Fee ..............       $   381

Nasdaq Listing Fees ..............................................         5,090

Accounting Fees and Expenses .....................................         5,000

Legal Fees and Expenses ..........................................         5,000

Printing Expenses ................................................         1,000

Miscellaneous ....................................................             0

       TOTAL .....................................................       $16,471
                                                                         =======

All of such expenses are being paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article IX of the Bylaws provides for mandatory indemnification to at least the extent specifically allowed by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA").

    Pursuant to Article 2.02-1 of the TBCA, the Registrant generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they were, are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner in which they reasonably believed to be, or, under certain circumstances, not opposed to, the best interest of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. However, indemnification is not available if such person is adjudged to be liable to the Registrant unless the court determines that indemnification is appropriate, in which case indemnification is limited to reasonable expenses actually incurred by that person in connection with the proceeding. The Registrant also has the power to purchase and maintain insurance for such persons.

    The above discussion of the Registrant's Bylaws and Article 2.02-1 of the TBCA is not intended to be exhaustive and is qualified in its entirety by such document and statute.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS:

  Exhibit No.                            Description
  -----------                            -----------

      4.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742) filed February 13, 1995).

      4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742) filed January 24, 1995).

      4.3   Form of Common Stock Certificate (incorporated by reference to
            Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742) filed March 2,
            1995).

      5.1*  Opinion of Fulbright & Jaworski L.L.P.

      23.1* Consent of Ernst & Young LLP.

      23.2* Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 hereto).

      24.1* Power of Attorney (contained on page hereto).

------------
      * Filed herewith.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change and the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs as contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 23, 1997.

                                          EQUALNET HOLDING CORP.

                                          By: /S/ ZANE RUSSELL
                                                  ZANE RUSSELL
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Zane Russell and Dean H. Fisher, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of July, 1997.

          Signature                                      Title
          ---------                                      -----

    /S/ ZANE RUSSELL              President and Chief Executive Officer and
        ZANE RUSSELL              Director (principal executive officer)

    _____________________         Chief Operating Officer and Director
      MICHAEL L. HLINAK

  /S/ CARL V. SCHMIDT             Chief Financial Officer (principal financial
      CARL V. SCHMIDT             officer)

  /S/ CURTIS L. MACKEY            Controller (principal accounting officer)
      CURTIS L. MACKEY

   /S/ WALTER V. KLEMP            Director
       WALTER V. KLEMP

   /S/ TERRY S. PARKER            Director
       TERRY S. PARKER

                                 EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

4.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742) filed February 13, 1995).

4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742) filed January 24, 1995).

4.3    Form of Common Stock Certificate (incorporated by reference to Exhibit
       4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Registration No. 33- 88742) filed March 2, 1995).

5.1*   Opinion of Fulbright & Jaworski L.L.P.

23.1*  Consent of Ernst & Young LLP.

23.2*  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 hereto).

24.1*  Power of Attorney (contained on page hereto).
------------
      * Filed herewith.